UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Formation of Midstream Partnership

As previously reported, CenterPoint Energy, Inc. (“CenterPoint”) entered into a Master Formation Agreement (“MFA”) on March 14, 2013 with OGE Energy Corp. (“OGE”) and two affiliates of ArcLight Capital Partners, LLC, Bronco Midstream Holdings, LLC (“Bronco I”) and Bronco Midstream Holdings II, LLC (together with Bronco I, the “Bronco Group”), pursuant to which CenterPoint, OGE and the Bronco Group agreed to form a midstream partnership (the “Midstream Partnership”) to own and operate the midstream businesses of CenterPoint and OGE that will initially be structured as a private limited partnership. On May 1, 2013, the parties closed the formation of the Midstream Partnership.

In connection with the closing (i) CenterPoint Energy Resources Corp., a wholly owned subsidiary of CenterPoint (“CERC”), converted its wholly owned subsidiary, CenterPoint Energy Field Services, LLC (“CEFS”), into a Delaware limited partnership that became the Midstream Partnership, (ii) CERC contributed to the Midstream Partnership its equity interests in each of CenterPoint Energy Gas Transmission Company, LLC, CenterPoint Energy—Mississippi River Transmission, LLC, certain of its other midstream subsidiaries, and a 24.95% interest in Southeast Supply Header, LLC and (iii) OGE and ArcLight indirectly contributed 100% of the equity interests in Enogex LLC (“Enogex”) to the Midstream Partnership.

Certain of the entities contributed to the Midstream Partnership by CERC are obligated on approximately $363 million of indebtedness owed to a wholly owned subsidiary of CERC that is scheduled to mature in 2017. In addition at closing, Enogex was obligated on approximately $700 million, in the aggregate, in indebtedness under its term loan and two series of its senior notes maturing in years 2014 and 2020.

Organizational Documents of Midstream Partnership

Under the First Amended and Restated Agreement of Limited Partnership of the Midstream Partnership (the “LP Agreement”), as of the closing, CERC holds an approximate 58.3 percent of the limited partner interests in the Midstream Partnership and OGE and the Bronco Group hold approximately 28.5 and 13.2 percent, respectively, of the limited partner interests. The LP Agreement provides that transfers of any limited partner interests will be subject to specified conditions, including, for a period of time, rights of first offer and rights of first refusal.

Following the closing, CERC has certain put rights, and the Midstream Partnership has certain call rights, exercisable with respect to the interest in SESH retained by CERC, under which CERC would contribute to the Midstream Partnership CERC’s retained interest in SESH at a price equal to the fair market value of such interest at the time the put right or call right is exercised. If CERC were to exercise such put right or the Midstream Partnership were to exercise such call right, CERC’s retained interest in SESH would be contributed to the Midstream Partnership in exchange for consideration consisting of a specified number of limited partnership units and, subject to certain restrictions, a cash payment, payable either from CERC to the Midstream Partnership or from the Midstream Partnership to CERC, in an amount such that the total consideration exchanged is equal in value to the fair market value of the contributed interest in SESH.

Prior to an initial public offering of the Midstream Partnership (the “IPO”), 100% of Distributable Cash (as defined in the LP Agreement) will be distributed to the limited partners each quarter. After an IPO, 100% of Available Cash (as defined in the LP Agreement) will be distributed to the limited partners each quarter. Following an IPO, the general partner will also own incentive distribution rights that will entitle it to an increasing percentage of quarterly cash distributions after specified distributions have been made to the limited partners. The LP Agreement also includes provisions governing the treatment of capital accounts, tax treatment and withdrawal of partners. The general partner may be removed by the vote of 75 percent of the limited partner interests.

The Amended and Restated Limited Liability Company Agreement of the general partner of the Midstream Partnership (the “LLC Agreement”) provides that the general partner will be equally controlled by CERC and OGE, who each own 50% of the management rights in the general partner. CERC and OGE will also own a 40% and 60% interest, respectively, in any incentive distribution rights to be held by the general partner of the Midstream Partnership following an initial public offering of the Midstream Partnership. The LLC Agreement provides that, until May 1, 2016, no transfers (other than transfers to affiliates) of membership interests in the general partner will be permitted.

The general partner of the Midstream Partnership will initially be governed by a board made up of an equal number of representatives designated by each of CenterPoint and OGE. Actions of the board of directors generally will require majority approval. Under the terms of the LLC Agreement, if the board of directors is unable to reach a majority approval, specified procedures, including potentially a separate vote of the independent directors (if any) or mediation, will be implemented to resolve the deadlock. For a period of time after formation, the Bronco Group will have board observation rights and approval rights over certain material activities of the Midstream Partnership, including material increases in capital expenditures and certain equity issuances, entering into transactions with related parties and acquiring, pledging or disposing of certain material assets.

CenterPoint has designated David M. McClanahan, President and Chief Executive Officer of CenterPoint, and Gary L. Whitlock, Executive Vice President and Chief Financial Officer of CenterPoint, and OGE has designated Pete Delaney, Chairman, President and Chief Executive Officer of OGE, and Sean Trauschke, Vice President and Chief Financial Officer of OGE, as their initial representatives on the board of directors of the general partner. While the Midstream Partnership’s leadership team is being assembled, C. Gregory Harper and Keith Mitchell will continue to be responsible for the former CenterPoint and Enogex midstream operations, respectively.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement among the parties entered into at the closing (the “Registration Rights Agreement”), OGE and CenterPoint have agreed to initiate the process for the sale of an equity interest in the Midstream Partnership in an IPO. CenterPoint and CERC can give no assurances that the IPO will be consummated. Prior to consummating the IPO, CenterPoint, OGE and the Midstream Partnership will need to complete the negotiation of the financial and other terms, including the initial public offering price. In addition, consummation of the IPO is subject to market conditions. For so long as the Bronco Group maintains a minimum ownership percentage, the Bronco Group is entitled to consult with the Midstream Partnership in connection with the IPO. The Midstream Partnership has agreed to file a registration statement for the IPO no later than May 1, 2014 and, subject to limited exceptions, consummate the IPO within 180 days of the filing of the registration statement. This report does not constitute an offer to sell or the solicitation of any offer to buy, the equity of the Midstream Partnership. Any offers or solicitations of offers to buy, or any sales of securities, will only be made in accordance with the registration requirements of the Securities Act of 1933 (the “Securities Act”) or an exemption therefrom.

The Registration Rights Agreement also provides that, subject to certain limitations, (i) each of CenterPoint and OGE is entitled, beginning 180 days after the IPO, and (ii) the Bronco Group is entitled, beginning on the date that the Midstream Partnership is first eligible to file a registration statement under Form S-3, to demand that the Midstream Partnership effect the registration under the Securities Act of the common units of the Midstream Partnership held by such party. In connection with the preparation and filing of any registration statement, the Midstream Partnership will bear all costs and expenses incidental to any registration statement. Any underwriting discounts and commissions will be borne by the seller of the common units of the Midstream Partnership.

Omnibus Agreement

Pursuant to the terms of an Omnibus Agreement among the parties entered into at the closing (the “Omnibus Agreement”), CenterPoint, OGE and the Bronco Group have agreed to certain indemnification obligations in favor of the Midstream Partnership with respect to, among others, environmental, title, permits, rights-of-way and tax matters. The indemnification obligations are subject to certain deductibles and caps. The Omnibus Agreement also provides that, as soon as reasonably practicable following the selection of a new name for the Midstream Partnership or in any event by May 1, 2014, the Midstream Partnership will cease to use the names “CenterPoint,” “OGE” and “Enogex.”

In addition, subject to the exceptions provided below, each of CenterPoint and OGE is required to hold or otherwise conduct all of its respective Midstream Operations (as defined below) located within the United States in the Midstream Partnership. This restriction will cease to apply to both CenterPoint and OGE as soon as either CenterPoint or OGE ceases to hold (i) any interest in the general partner of the Midstream Partnership or (ii) at least 20 percent of the limited partner interests of the Midstream Partnership. “Midstream Operations” generally means, subject to certain exceptions, the gathering, compression, treatment, processing, blending, transportation, storage, isomerization and fractionation of crude oil and natural gas, its associated production water and enhanced recovery materials such as carbon dioxide, and its respective constituents and the following products: methane, natural gas liquids (Y-grade, ethane, propane, normal butane, isobutane and natural gasoline), condensate, and refined products and distillates (gasoline, refined product blendstocks, olefins, naphtha, aviation fuels, diesel, heating oil, kerosene, jet fuels, fuel oil, residual fuel oil, heavy oil, bunker fuel, cokes, and asphalts), to the extent such activities are located within the United States.

In addition, if CenterPoint or OGE acquires any assets or equity of any person engaged in Midstream Operations with a value in excess of $50 million (or $100 million in the aggregate with such party’s other acquired Midstream Operations that have not been offered to the Midstream Partnership), the acquiring party will be required to offer the Midstream Partnership the opportunity to acquire such assets or equity for such value; provided, that the acquiring party will not be obligated to offer any such assets or equity to the Midstream Partnership if the acquiring party intends to cease using them in Midstream Operations within 12 months. If the Midstream Partnership does not exercise its option, then the acquiring party will be free to retain and operate such Midstream Operations; provided, however, that if the fair market value of such Midstream Operations is greater than 66 2/3 percent of the fair market value of all of the assets being acquired in such transaction, then the acquiring party will be required to dispose of such Midstream Operations within 24 months.

As long as the Bronco Group has board observation rights, the Bronco Group will be prohibited from pursuing any transaction independently from the Midstream Partnership (i) if the Bronco Group’s consent is required for the Midstream Partnership to pursue such transaction and (ii) the Bronco Group affirmatively votes not to consent to such transaction.

The foregoing descriptions of the MFA, LP Agreement, LLC Agreement, Registration Rights Agreement and Omnibus Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents. Copies of the MFA, LP Agreement, LLC Agreement, Registration Rights Agreement and Omnibus Agreement are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4 hereto and are incorporated herein by reference.

The MFA has been attached as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Midstream Partnership, CenterPoint, OGE or the Bronco Group or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the MFA were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the MFA instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the MFA and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Midstream Partnership, CenterPoint, OGE or the Bronco Group or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the MFA are qualified by information in disclosure letters that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Midstream Partnership, CenterPoint, OGE or the Bronco Group or any of their respective affiliates or businesses. Information concerning the subject matter of the representations and warranties may change after the date of the MFA, which subsequent information may or may not be fully reflected in CenterPoint’s or CERC’s public disclosures.

Item 8.01	Other Events.

In connection with the formation of the Midstream Partnership, on May 1, 2013, the Midstream Partnership entered into a $1.05 billion three-year senior unsecured term loan facility (the “Term Loan Facility”) with Citibank, N.A., as administrative agent, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A. (“JPMCB”) and Wells Fargo Bank, National Association (“Wells Fargo”) as co-documentation agents, and the several lenders thereto. The proceeds of the loans advanced pursuant to the Term Loan Facility were used to repay $1.05 billion of intercompany indebtedness owed by the predecessor entity to the Midstream Partnership to CERC. CERC has guaranteed collection (not payment) of the Midstream Partnership’s obligations under the Term Loan Facility, which guarantee is subordinated to all senior debt of CERC.

On May 1, 2013, the Midstream Partnership also entered into a $1.4 billion five-year senior unsecured revolving credit facility (the “Revolving Credit Facility”) with Citibank, N.A., as administrative agent, UBS Securities LLC, as syndication agent, JPMCB and Wells Fargo, as co-documentation agents, the lenders from time to time party thereto and the letter of credit issuers from time to time party thereto.

The Term Loan Facility and the Revolving Credit Facility each permits outstanding borrowings to bear interest at the London Interbank Offered Rate (“LIBOR”) and/or an alternate base rate, at the Midstream Partnership’s election, plus an applicable margin. The applicable margin is based on the Midstream Partnership’s applicable credit ratings. As of May 1, 2013, the applicable margin for LIBOR-based borrowings under the Term Loan Facility and the Revolving Credit Facility was 1.625% based on the Midstream Partnership’s credit ratings.

In addition, the Revolving Credit Facility requires the Midstream Partnership to pay a fee on unused commitments. The commitment fee is based on the Midstream Partnership’s applicable credit rating from the Rating Agencies. As of May 1, 2013, the commitment fee under the Revolving Credit Facility was 0.25% per annum based on the Midstream Partnership’s credit ratings.

As of May 1, 2013, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and Fitch, Inc. (the “Rating Agencies”) had assigned the following credit ratings to the debt of the Midstream Partnership:

	Moody’s		S&P		Fitch
	Rating	Outlook(1)	Rating	Outlook(2)	Rating	Outlook(3)
Revolving Credit Facility	—	—	BBB-	Stable	BBB	Stable
Term Loan	Baa3	Stable	BBB-	Stable	BBB	Stable
Senior Unsecured Debt	—	—	BBB-	Stable	BBB	Stable

(1)	A Moody’s rating outlook is an opinion regarding the likely direction of an issuer’s rating over the medium term.
(2)	An S&P rating outlook assesses the potential direction of a long-term credit rating over the intermediate to longer term.
(3)	A Fitch rating outlook encompasses a one- to two-year horizon as to the likely ratings direction.

CenterPoint cannot assure you that the ratings set forth above will remain in effect for any given period of time or that one or more of these ratings will not be lowered or withdrawn entirely by a rating agency. CenterPoint notes that these credit ratings are included for informational purposes and are not recommendations to buy, sell or hold its securities and may be revised or withdrawn at any time by the rating agency. Each rating should be evaluated independently of any other rating. A decline in these credit ratings could increase borrowing costs under each of the facilities and commitment fees under the Revolving Credit Facility. In addition, any future reduction or withdrawal of one or more of these credit ratings could have a material adverse impact on the Midstream Partnership’s ability to obtain short-and long-term financing, the cost of such financings and the execution of its commercial strategies.

Advances under the Revolving Credit Facility are subject to certain conditions precedent, including the accuracy in all material respects of certain representations and warranties and the absence of any default or event of default. Initial advances under the Revolving Credit Facility were used for general corporate purposes and to refinance the Enogex revolving credit facility, which was terminated in connection with closing of the Midstream Partnership formation, and existing indebtedness owing by Enogex to OGE as of May 1, 2013. As of May 1, 2013, there was approximately $107.1 million in principal advances and approximately $2.0 million in letters of credit outstanding under the Revolving Credit Facility.

The Term Loan Facility and the Revolving Credit Facility each contains a financial covenant requiring the Midstream Partnership to maintain a ratio of consolidated funded debt to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) as of the last day of each fiscal quarter of less than or equal to 5.00 to 1.00; provided that, for a certain period of time following the consummation by the Midstream Partnership or certain of its subsidiaries of any one or more related acquisitions with a purchase price of at least $50 million in the aggregate, the consolidated funded debt to EBITDA ratio as of the last day of each such fiscal quarter during such period would be permitted to be up to 5.50 to 1.00.

The Term Loan Facility and the Revolving Credit Facility also contain covenants that restrict the Midstream Partnership and certain subsidiaries in respect of, among other things, mergers and consolidations, sales of all or substantially all assets, incurrence of subsidiary indebtedness, incurrence of liens, transactions with affiliates, designation of subsidiaries as Excluded Subsidiaries (as defined in the Term Loan Facility and the Revolving Credit Facility), restricted payments, changes in the nature of their respective businesses and entering into certain restrictive agreements. The Term Loan Facility and the Revolving Credit Facility are each subject to acceleration upon the occurrence of certain defaults, including, among others, payment defaults on such facility, breach of representations, warranties and covenants, acceleration of indebtedness (other than intercompany) of $100 million or more in the aggregate, change of control, nonpayment of uninsured money judgments in excess of $100 million, and the occurrence of certain ERISA and bankruptcy events, subject where applicable to specified cure periods.

The foregoing descriptions of the Term Loan Facility and the Revolving Credit Facility do not purport to be complete and are qualified in their entirety by reference to the full text of such documents. Copies of the Term Loan Facility and the Revolving Credit Facility are filed as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Forward-Looking Statements

This filing contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the inability to consummate the proposed IPO in a timely manner or at all; (2) risks that the transaction disrupts current plans and operations of CenterPoint or CERC; (3) potential difficulties in employee retention as a result of the transaction; (4) the ability to recognize the benefits of the proposed transaction; and (5) other factors described in CenterPoint’s and CERC’s filings with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this filing are beyond the ability of CenterPoint or CERC to control or predict. Except as required by law, CenterPoint and CERC undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Form 8-K not later than 71 calendar days after the date this initial report on Form 8-K must be filed.

(b)	Pro forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Form 8-K not later than 71 calendar days after the date this initial report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Description

2.1	Master Formation Agreement dated March 14, 2013 by and among CenterPoint Energy, Inc., OGE Energy Corp., Bronco Midstream Holdings, LLC and Bronco Midstream Holdings II, LLC. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 18, 2013).

10.1	First Amended and Restated Agreement of Limited Partnership of CenterPoint Energy Field Services LP dated as of May 1, 2013.

10.2	Amended and Restated Limited Liability Company Agreement of CNP OGE GP LLC dated as of May 1, 2013.

10.3	Registration Rights Agreement dated as of May 1, 2013 by and among CenterPoint Energy Field Services LP, CenterPoint Energy Resources Corp., OGE Enogex Holdings LLC, and Enogex Holdings LLC.

10.4	Omnibus Agreement dated as of May 1, 2013 among CenterPoint Energy, Inc., OGE Energy Corp., Enogex Holdings LLC and CenterPoint Energy Field Services LP.

99.1	Term Loan Facility dated as of May 1, 2013 by and among CenterPoint Energy Field Services LP and Citibank, N.A., as administrative agent, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association as co-documentation agents, and the several lenders thereto relating to a $1,050,000,000 3-year unsecured term loan facility.

99.2	Revolving Credit Agreement dated as of May 1, 2013 by and among CenterPoint Energy Field Services LP and Citibank, N.A., as administrative agent, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, the several lenders from time to time party thereto and the letter of credit issuers from time to time party thereto relating to a $1,400,000,000 5-year unsecured revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: May 7, 2013	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Master Formation Agreement dated March 14, 2013 by and among CenterPoint Energy, Inc., OGE Energy Corp., Bronco Midstream Holdings, LLC and Bronco Midstream Holdings II, LLC. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on March 18, 2013).

10.1	First Amended and Restated Agreement of Limited Partnership of CenterPoint Energy Field Services LP dated as of May 1, 2013.

10.2	Amended and Restated Limited Liability Company Agreement of CNP OGE GP LLC dated as of May 1, 2013.

10.3	Registration Rights Agreement dated as of May 1, 2013 by and among CenterPoint Energy Field Services LP, CenterPoint Energy Resources Corp., OGE Enogex Holdings LLC, and Enogex Holdings LLC.

10.4	Omnibus Agreement dated as of May 1, 2013 among CenterPoint Energy, Inc., OGE Energy Corp., Enogex Holdings LLC and CenterPoint Energy Field Services LP.

99.1	Term Loan Facility dated as of May 1, 2013 by and among CenterPoint Energy Field Services LP and Citibank, N.A., as administrative agent, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association as co-documentation agents, and the several lenders thereto relating to a $1,050,000,000 3-year unsecured term loan facility.

99.2	Revolving Credit Agreement dated as of May 1, 2013 by and among CenterPoint Energy Field Services LP and Citibank, N.A., as administrative agent, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, the several lenders from time to time party thereto and the letter of credit issuers from time to time party thereto relating to a $1,400,000,000 5-year unsecured revolving credit facility.